Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated May 3, 2005 accompanying the consolidated financial statements of Meritage Technologies, Inc. and subsidiaries. We hereby consent to the incorporation by reference of said report in Amendment No. 2 to the Registration Statement of Perficient, Inc. on Form S‑3 (File No. 333‑123177) and to the use of our name as it appears under the caption “Experts.”

                                                 /s/ GRANT THORNTON LLP

Cincinnati, Ohio
May 3, 2005